June 10, 1997
First Union Student Loan Trust 1997-1
c/o The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois 60670

        Re:       First Union Student Loan Trust 1997-1 Asset Backed Securities

Ladies and Gentlemen:

     In connection with the Registration Statement (Registration No. 333-26405) filed with the Securities and Exchange Commission (the "Commission") on May 2, 1997, (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers the Floating Rate Class A-1 Asset-Backed Notes (the "Class A-1 Notes"), the Floating Rate Class A-2 Asset-Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"), and the Floating Rate Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to be sold by First Union Student Loan Trust 1997-1 (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture") between the Trust and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") to be entered into between the Seller and The First National Bank of Chicago, as eligible lender trustee (the "Eligible Lender Trustee"). You have requested our opinion regarding certain descriptions of Federal income tax consequences contained in the Registration Statement with respect to the First Union Student Loan Trust 1997-1. Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Appendix A to the Indenture filed as an exhibit to the Registration Statement.

     Our opinion is based on an examination of the Prospectus, the form of the Indenture, the form of the Trust Agreement, the form of the Administration
Agreement, the form of the Master Servicing Agreement, the form of the Sale Agreement, and such other documents, instruments and information as we have considered necessary, and assumes that all representations contained therein are correct, that the parties thereto comply with the terms thereof and that such documents and instruments will not be amended. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Seller and others.

     Based on the foregoing, we hereby confirm that the statements in the Prospectus under the heading "Material Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material Federal income tax consequences to holders of offered Certificates and Notes, under existing law and the assumptions stated therein.

     We express no opinion with respect to the matters addressed in this letter other than as set forth above.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the headings "Material Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                             Very truly yours,



                                             /s/Cadwalader, Wickersham & Taft